NEITHER    THE    ISSUANCE    AND    SALE    OF    THE    SECURITIES

REPRESENTED BY THIS PROMISSORY NOTE NOR THE SECURITIES

INTO  WHICH  THIS  PROMISSORY  NOTE  ARE  EXERCISABLE  HAVE

BEEN   REGISTERED   UNDER   THE   SECURITIES   ACT   OF   1933,   AS

AMENDED,   OR   APPLICABLE   STATE   SECURITIES   LAWS.      THE

SECURITIES     MAY     NOT     BE     OFFERED     FOR     SALE,     SOLD,

TRANSFERRED   OR   ASSIGNED   (I)   IN   THE   ABSENCE   OF   (A)   AN

EFFECTIVE   REGISTRATION   STATEMENT   FOR   THE   SECURITIES

UNDER  THE  SECURITIES  ACT  OF  1933,  AS  AMENDED,  OR  (B)  AN

OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY

THE   HOLDER),   IN   A   GENERALLY   ACCEPTABLE   FORM,   THAT

REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS

SOLD  PURSUANT  TO  RULE  144  OR  RULE  144A  UNDER  SAID  ACT.

NOTWITHSTANDING  THE  FOREGOING,  THE  SECURITIES  MAY  BE

PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT

OR  OTHER  LOAN  OR  FINANCING  ARRANGEMENT  SECURED  BY

THE SECURITIES.

US$175,000.00

PARALLAX HEALTH SCIENCES, INC.

10% CONVERTIBLE REDEEMABLE NOTE

DUE OCTOBER 30, 2020

FOR VALUE RECEIVED, PARALLAX HEALTH SCIENCES, INC., a Nevada corpora-

tion  (the  “Company”)  promises  to  pay  to  the  order  of ████████████████,  a  Delaware limited liability company, and its authorized successors and permitted assigns ("Holder"), the ag-

gregate principal face amount of One Hundred Seventy Five Thousand and No/100 United States

Dollars (US$175,000.00) on October 30, 2020 ("Maturity Date") and to pay interest on the princi-

pal  amount  outstanding  hereunder  at  the  rate  of  ten  percent  (10%)  per  annum  commencing  on

October  30,  2019  ("Issuance  Date").  The  interest  will  be  paid  to  the  Holder  in  whose  name  this

Note is registered on the records of the Company regarding registration and transfers of this Note.

The  principal  of,  and  interest  on,  this  Note  are  payable  at █████████████████████

█████, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time.  The Company will pay each interest payment and the  outstanding  principal  due  upon  this  Note  before  or  on  the  Maturity  Date,  less  any  amounts required  by  law  to  be  deducted  or  withheld,  to  the  Holder  of  this  Note  by  check  or  wire  transfer

addressed  to  such  Holder  at  the  last  address  appearing  on  the  records  of  the  Company.   The  for-

warding of such check or wire transfer shall constitute a payment of outstanding principal hereun-

der and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer.

This Note is issued in the principal amount of One Hundred Seventy-Five Thousand and No/100

United  States  Dollars  (US$175,000.00)  pursuant  to  that  certain  Securities  Purchase  Agreement

dated  of  even  date  herewith  by  and  between  the  Company  and  the  Holder.   The  Note  has  been

purchased for a purchase price of One Hundred Seventy-Five Thousand and No/100 United States

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Dollars (US$175,000.00).

This Note is subject to the following additional provisions:

1.

This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No ser-

vice charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2.

The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3.

This  Note  may  be  transferred  or  exchanged  only  in  compliance  with  the

Securities  Act  of  1933,  as  amended  ("Act")  and  applicable  state  securities  laws.   Any  attempted

transfer  to  a  non-qualifying  party  shall  be  treated  by  the  Company  as  void.   Prior  to  due  present-

ment  for  transfer  of  this  Note,  the  Company  and  any  agent  of  the  Company  may  treat  the  person in  whose  name  this  Note  is  duly  registered  on  the  Company's  records  as the  owner  hereof  for  all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.  Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in

Section  4(a),  and  any  prospective  transferee  of  this  Note,  also  is  required  to  give  the  Company written  confirmation  that  this  Note  is  being  converted  ("Notice  of  Conversion")  in  the  form  an-

nexed  hereto  as  Exhibit  A.  The  date  of  receipt  (including  receipt  by  telecopy)  of  such  Notice  of

Conversion shall be the Conversion Date.

4.

(a)

The Holder of this Note is entitled, at its option, to convert all or any amount  of  the  outstanding  balance  of  this  Note  into  shares  of  the  Company's  common  stock  (the

"Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to sev-

enty percent (70%) (representing a discount rate of thirty percent (30%)) of the lowest trad-

ing price of the Company’s Common Stock, as reported on the National Quotations Bureau OTC

Markets exchange which the Company’s shares are traded or any exchange upon which the Com-

mon Stock may be traded in the future ("Exchange"), for the twenty prior trading days, including the day upon which a Notice of Conversion is received by the Company or its transfer agent (pro-

vided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the

Holder wishes to include the same day closing price). If the shares have not been delivered within

3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by  the  Company  delivering  the  shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion.  No fractional shares or scrip representing fractions of shares will be issued on con-

version,  but  the  number  of  shares  issuable  shall  be  rounded  to  the  nearest  whole  share.  To  the extent  the  Conversion  Price  of  the  Company’s  Common  Stock  closes  below  the  par  value  per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law.  The Company agrees to honor all conversions submitted  pending  this  increase.  In  the  event  the  Company  experiences  a  DTC  “Chill”  on  its

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shares,  the  conversion  price  shall  be  decreased  to  fifty  percent  (50%)  instead  of  fifty-five  (55%)

while  that  “Chill”  is  in  effect.    In  no  event  shall  the  Holder  be  allowed  to  effect  a  conversion  if such  conversion,  along  with  all  other  shares  of  Company  Common  Stock  beneficially  owned  by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of  the  Company  (which  may  be  increased  up  to  9.9%  upon  60  days’  prior  written  notice  by  the

Holder).

(b)

The Notes may be prepaid with the following penalties:

PREPAY DATE

PREPAY AMOUNT

Less than or equal to 60 days following the

125% of principal plus accrued interest

Issuance Date

61 to 120 days following the Issuance Date

135% of principal plus accrued interest

121 to 180 days following the Issuance Date

140% of principal plus accrued interest

This Note may not be prepaid after the 180th day without the consent of the Holder.  Such redemp-

tion must be closed and funded within 3 days of giving notice of redemption of the right to redeem and any redemption delivered thereafter shall be null and void.

(c)

Upon (i) a transfer of all or substantially all of the assets of the Company to any  person  in  a  single  transaction  or  series  of  related  transactions,  (ii)  a  reclassification,  capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Com-

pany with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and  results  in  a  reclassification,  conversion  or  exchange  of  outstanding  shares  of  Common  Stock solely  into  shares  of  Common  Stock)  (each  of  items  (i),  (ii)  and  (iii)  being  referred  to  as  a  "Sale

Event"),  then,  in  each  case,  the  Company  shall,  upon  request  of  the  Holder,  redeem  this  Note  in cash  for  150%  of  the  principal  amount,  plus  accrued  but  unpaid  interest  through  the  date  of  re-

demption, or at the election of the Holder, such Holder may convert the unpaid principal amount of  this  Note  (together  with  the  amount  of  accrued  but  unpaid  interest)  into  shares  of  Common

Stock immediately prior to such Sale Event at the Conversion Price.

(d)

In case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Com-

pany shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter,  by  converting  this  Note,  to  purchase  or  convert  this  Note  into  the  kind  and  number  of shares  of  stock  or  other  securities  or  property  (including  cash)  receivable  upon  such  reclassifica-

tion, capital reorganization or other change, consolidation or merger by a holder of the number of shares  of  Common  Stock  that  could  have  been  purchased  upon  exercise  of  the  Note  and  at  the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The forego-

ing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders  of  Common  Stock  is  other  than  cash,  the  value  shall  be  as  determined  by  the  Board  of

Directors of the Company or successor person or entity acting in good faith.

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5.

No  provision  of  this  Note  shall  alter  or  impair  the  obligation  of  the  Com-

pany, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6.

The  Company  hereby  expressly  waives  demand  and  presentment  for  pay-

ment,  notice  of  non-payment,  protest,  notice  of  protest,  notice  of  dishonor,  notice  of acceleration or  intent  to  accelerate,  and  diligence  in  taking  any  action  to  collect  amounts  called  for  hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7.

The  Company  agrees  to  pay  all  costs  and  expenses,  including  reasonable attorneys'  fees  and  expenses,  which  may  be  incurred  by  the  Holder  in  collecting  any  amount  due under this Note.

8.

If one or more of the following described "Events of Default" shall occur:

(a)

The  Company  shall  default  in  the  payment  of  principal  or  interest  on  this

Note or any other note issued to the Holder by the Company; or

(b)

Any of the representations or warranties made by the Company herein or in any  certificate  or  financial  or  other  written  statements  heretofore  or  hereafter  furnished  by  or  on behalf of the Company in connection with the execution and delivery of this Note, or the Securities

Purchase Agreement under which this note was issued shall be false or misleading in any material respect; or

(c)

The Company shall fail to perform or observe, in any respect, any material covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

(d)

The  Company  shall  (1)  become  insolvent;  (2)  make  an  assignment  for  the benefit  of  creditors  or  commence  proceedings  for  its  dissolution;  (3)  apply  for  or  consent  to  the appointment  of  a  trustee,  liquidator  or  receiver  for  its  or  for  a  substantial  part  of  its  property  or business; (4) file a petition for  bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable;

or

(e)

A  trustee,  liquidator  or  receiver  shall  be  appointed  for  the  Company  or  for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f)

Any governmental agency or any court of competent jurisdiction at the in-

stance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g)

One or more money judgments, writs or warrants of attachment, or similar process,  in  excess  of  two  hundred  thousand  dollars  ($200,000)  in  the  aggregate,  shall  be  entered

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or  filed  against  the  Company  or  any  of  its  properties or other assets and shall remain unpaid, un-

vacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5)

days prior to the date of any proposed sale thereunder; or

(h)

The  Company  shall  have  defaulted  on  or  breached  any  term  of  any  other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period; or

(i)

The Company shall have its Common Stock delisted from an exchange (in-

cluding the OTC Market Exchange) or, if the Common Stock trades on an exchange, then trading in  the  Common  Stock  shall  be  suspended  for  more  than  10  consecutive  days  or  ceases  to  file  its

1934 act reports with the SEC;

(j)

If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board;

(k)

The  Company  shall  not  deliver  to  the  Holder  the  Common  Stock  pursuant to paragraph 4 herein without restrictive legend within 3 business days of its receipt of a Notice of

Conversion; or

(l)

The Company shall not replenish the reserve set forth in Section 12, within

3 business days of the request of the Holder.

(m)

The  Company  shall  not  be  “current”  in  its  filings  with  the  Securities  and

Exchange Commission;

(n)

The Company shall lose the “bid” price for its stock in a market (including the OTC marketplace or other exchange); or

Then,  or  at  any  time  thereafter,  unless  cured  within  the  time  periods  set  forth  herein,  and,  if  not specified,  within  5  business  days,  and  in  each  and  every  such  case,  unless  such  Event  of  Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may  consider  this  Note  immediately  due  and  payable,  without  presentment,  demand,  protest  or

(further)  notice  of  any  kind  (other  than  notice  of  acceleration),  all  of  which  are  hereby  expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstand-

ing, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.  Upon an Event of Default, interest shall accrue at a default interest rate of eighteen percent

(18%)  per  annum  or,  if  such  rate  is  usurious  or  not  permitted  by  current  law,  then  at  the  highest rate of interest permitted by law.  In the event of a breach of Section 8(k) the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company.  This penalty shall increase to $500 per day beginning on the 10th day. Further, if a  breach  of  Section  8(m)  occurs  or  is  continuing  after  the  6  month  anniversary  of  the  Note,  then

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the Holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion. For example, if the lowest closing bid price during the delinquency period is $0.01 per share and the conversion discount is 50% the Holder may elect to convert future conversions at $0.005 per share.

If  the  Holder  shall  commence  an  action  or  proceeding  to  enforce  any  provisions  of  this  Note,  in-

cluding,  without  limitation,  engaging  an  attorney,  then  if  the  Holder  prevails  in  such  action,  the

Holder  shall  be  reimbursed  by  the  Company  for  its  attorneys’  fees  and  other  costs  and  expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

9.

In case any provision of this Note is held by a court of competent jurisdic-

tion  to  be  excessive  in  scope  or  otherwise  invalid  or  unenforceable,  such  provision  shall  be  ad-

justed rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the  validity  and  enforceability  of  the  remaining  provisions  of  this  Note  will  not  in  any  way  be affected or impaired thereby.

10.

Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11.

The Company represents that it is not a “shell” issuer and has never been a

“shell” issuer or that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported Form 10 type information indicating it is no longer a “shell issuer.

Further, the Company will instruct its counsel to either (i) write a 144 opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder’s counsel.

12.      The  Company  shall  issue  irrevocable  transfer  agent  instructions  reserving

12,500,000  shares  of  its  Common  Stock  for  conversions  under  this  Note  (the  “Share  Reserve”).

Upon  full  conversion  of  this  Note,  any  shares  remaining  in  the  Share  Reserve  shall  be  cancelled.

The  Company  shall  pay  all  transfer  agent  costs  associated  with  issuing  and  delivering  the  share certificates  to  Holder.  If  such  amounts  are  to  be  paid  by  the  Holder,  it  may  deduct  such  amounts from the Conversion Price. The company should at all times reserve a minimum of four (4) times

the  amount  of  shares  required  if  the  note  would  be  fully  converted.   The  Holder  may  reasonably

request increases from time to time to reserve such amounts.  The Company will instruct its transfer agent  to  provide  the  outstanding  share  information  to  the  Holder  in  connection  with  its  conver-

sions.

13.

The  Company  will  give  the  Holder  direct  notice  of  any  corporate  actions,

including but not limited to name changes, stock splits, recapitalizations etc.  This notice shall be

given to the Holder as soon as possible under law.   The prices per share set forth in this Note are

subject  to  adjustment  to  give  effect  to  any  stock  splits,  reverse  stock  splits,  recapitalizations  and the like.

14.

If  it  shall  be  found  that  any  interest  or  other  amount  deemed  interest  due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under

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applicable  law.  The  Company  covenants  (to  the  extent  that  it  may  lawfully  do  so)  that  it  will  not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal or interest on this Note.

15.

The Company hereby acknowledges that it was advised to seek independent legal advice in considering the matters set forth herein and that it has sought and received or waived the right to seek and receive said independent legal advice.

16.

This  Note  shall  be  governed  by  and construed in accordance with the laws of  New  York  applicable  to  contracts  made  and  wholly  to  be  performed  within  the  State  of  New

York and shall be binding upon the successors and assigns of each party hereto.   The Holder and

the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York or in the Federal courts sitting in the county or city of New

York, or the Federal courts within the southern or eastern districts of New York.  This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this

Agreement shall be effective as an original.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

By: _/s/ Paul R. Arena _____________________________

Name: Paul R. Arena

Title: Chief Executive Officer

Dated:  10/23/2019

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The  undersigned  hereby  irrevocably elects  to  convert  $___________  of  the  above

Note  into  _________  Shares  of  Common  Stock  of  Parallax  Health  Sciences,  Inc.   (“Shares”)  ac-

cording to the conditions set forth in such Note, as of the date written below.

If  Shares  are  to  be  issued  in  the  name  of  a  person  other  than  the  undersigned,  the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:

Applicable Conversion Price:

Signature:

[Print Name of Holder and Title of Signer]

Address:

SSN or EIN:

Shares are to be registered in the following name:

Name:

Address:

Tel:

Fax:

SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:

Address:

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